Exhibit 4.1


                     AMENDMENT NO. 2 TO INVESTMENT AGREEMENT


          This Amendment No. 2 to Investment Agreement (this "Amendment") is
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made as of July 10, 1998 by and between Hatteras Partners, L.P., formerly known as Ramius Hatteras Partners, L.P. (the "Investor") and Advanced Tissue Sciences,
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Inc., a corporation organized and existing under the laws of the State of
Delaware (the "Company").
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          WHEREAS, the Investor and the Company are parties to that certain
Investment Agreement dated as of February 9, 1996, as amended by Amendment No. 1 to Investment Agreement dated as of January 26, 1998 (the "Investment
                                                           ----------
Agreement") pursuant to which the Investor shall, upon the request of the Company, invest up to $50,000,000 in the Company's Common Stock, par value $.01 per share (the "Common Stock"); and
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          WHEREAS, pursuant to Section 1.2(a) of the Investment Agreement, the
Investment Agreement terminates on the earlier of February 9, 1999 or the occurrence of certain specified events, and the Investor and the Company desire to extend the term to February 9, 2000;

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.     Defined Terms.  Capitalized terms used but not defined herein
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shall have the meanings ascribed to them in the Investment Agreement.

          2.     Amendment of Section 1.2(a) to Extend Term to February 9, 2000.
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The first sentence of Section 1.2(a) of the Investment Agreement is hereby restated to read as follows:

          "At any time prior to the earlier of (i) February 9, 2000 or (ii) the termination of this Agreement in accordance with Article V herein, the Company may deliver written notices to the Investor (each such notice hereinafter referred to as a "Put Notice") stating a dollar amount (the "Dollar Amount") of
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Common Stock which the Company intends to sell to the Investor five business days following the date (the "Put Notice Date") on which the Put Notice is given
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to the Investor by the Company in accordance with Section 6.4 herein."

          3.     Balance of Investment Agreement Unaffected.  Except as amended
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hereby, the Investment Agreement continues in full force and effect as originally executed.

          4.     Entire Agreement.  This Amendment, together with the Investment
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Agreement, constitutes the entire agreement among the parties pertaining to the subject matter hereof and completely supersedes all prior or contemporaneous agreements, understandings, arrangements, commitments, negotiations and discussions of the parties, whether oral or written (all of which shall have no substantive significance or evidentiary effect). Each party acknowledges, represents and warrants that it has not relied on any representation, agreement, understanding, arrangement or commitment which has not been expressly set forth in this Amendment and the Investment Agreement. Each party acknowledges, represents and warrants that this Amendment, together with the Investment Agreement, is fully integrated and not in need of parol evidence in order to

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reflect the intentions of the parties.  The parties specifically intend that the literal words of this Amendment and the Investment Agreement shall, alone, conclusively determine all questions concerning the parties' intent.

          5.     Remedies for Failure to Purchase.  For purposes of
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clarification, after February 9, 1999, the deliveries to be made by the Investor to Company under Section 5(i), (ii) or (iii) of Amendment No. 1 to the
Investment Agreement shall no longer apply, and the warrants issued in conjunction with the Investment Agreement and Amendment No. 1 to the Investment Agreement to purchase 225,000 shares of Common Stock of the Company shall no longer be subject to forfeiture.

          6.     Counterparts.  This Amendment may be executed in one or more
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counterparts, which, when taken together, shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                                        ADVANCED TISSUE SCIENCES, INC.


                                        By:  /s/ Arthur J. Benvenuto
                                           --------------------------
                                           Name:  Arthur J. Benvenuto
                                           Title: Chairman and
                                                  Chief Executive Officer



                                        HATTERAS PARTNERS, L.P.

                                        By: Bertram Capital, LLC


                                        By:  /s/ Jeffrey E. Devers
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                                           Name:  Jeffrey E. Devers
                                           Title: Managing Member